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                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            INTEK GLOBAL CORPORATION

          PURSUANT TO THE OFFER TO PURCHASE DATED AS OF JUNE 16, 1999

                                       OF

                             IGC ACQUISITION CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

                             SECURITY SERVICES PLC

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares (the "Shares") of common stock, par value $.01 per share, of Intek Global Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, as Depositary (the "Depositary"), prior to the Expiration Date (as defined under "The Tender Offer -- Terms of the Offer" in the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "The Tender Offer -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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           By First Class Mail:                      By Overnight Delivery:                            By Hand:
              P.O. Box 3301                            85 Challenger Road                      120 Broadway, 13th Floor
    South Hackensack, New Jersey 07606                 Mail Drop -- Reorg                      New York, New York 10271
     Attn: Reorganization Department           Ridgefield Park, New Jersey 07660           Attn: Reorganization Department
                                                Attn: Reorganization Department
        By Facsimile Transmission:                             To Confirm Facsimile Transmission Only, Call:
     (For Eligible Institutions Only)                                         (201) 296-4860
              (201) 296-4293
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     Any questions or requests for assistance may be directed to the Information
Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. Stockholders may also contact their brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to IGC Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Security Services plc, a public limited company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase dated as of June 16, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, shares of Common Stock, $0.01 par value per share (the "Shares"), of Intek Global Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth under "THE TENDER OFFER -- Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

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Certificate Nos. (if available):             SIGN HERE
-------------------------------------------  -------------------------------------------
Please check one box if Shares will be       (Signature(s) of Holder(s))
delivered by book-entry transfer:            Dated:
[ ] The Depositary Trust Company             -------------------------------------------
Account No.                                  Name(s) of Holder(s):
-------------------------------------------  -------------------------------------------
                                             Please type or print
                                             -------------------------------------------
                                             Address of Company
                                             -------------------------------------------
                                             Zip Code
                                             -------------------------------------------
                                             Area Code and Telephone Number
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three New York Stock Exchange trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

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------------------------------------------    ------------------------------------------
Name of Firm                                  Authorized Signature

------------------------------------------    ------------------------------------------
Address                                       Title

                                              Name:
------------------------------------------    ------------------------------------------
Zip Code                                      Please type or print

                                              Dated:
------------------------------------------    ------------------------------------------
Area Code and Telephone Number
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DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
SENT WITH YOUR LETTER OF TRANSMITTAL.

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